Exhibit 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2009 THIRD QUARTER EARNINGS

TUPELO, MISSISSIPPI (October 20, 2009) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced results for the third quarter of 2009. Net income for the third quarter of 2009 was $4,225,000 compared to $7,558,000 for the third quarter of 2008. Basic and diluted earnings per share were $0.20 during the third quarter of 2009 as compared to basic and diluted earnings per share of $0.36 for the third quarter of 2008.

“Renasant’s financial highlights during the third quarter of 2009 included growth in net interest income and net interest margin on a linked quarter basis, a decline in non-performing loans and total past due loans for the second consecutive quarter, and a continued reduction in non-interest expenses,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “In addition, we experienced an increase to all three of our regulatory capital ratios and an increase in our tangible common equity as compared to the previous quarter.”

Net interest income was $25,191,000 for the third quarter of 2009 compared to $27,941,000 for the same period in 2008 and $24,160,000 for the second quarter of 2009. Net interest margin was 3.22% for the third quarter of 2009 compared 3.45% for the third quarter of 2008 and 3.04% for the second quarter of 2009. Loan yields increased 10 basis points during the third quarter of 2009 as compared to the second quarter of 2009 while funding costs declined 11 basis points during the same period.

“The linked quarter increase in both net interest income and net interest margin was the result of our ability to replace wholesale borrowings and public fund deposits with less expensive retail deposits coupled with an increase in our loan yields,” said McGraw.

Non-interest income increased 2.26% to $13,953,000 for the third quarter of 2009 from $13,644,000 for the third quarter of 2008. Non-interest income for the third quarter was down $1,471,000 from $15,424,000 for the second quarter of 2009. During the second quarter of 2009 the Company recorded a gain of $1,123,000 from the sale of investment securities and additional income from the higher level of mortgage production.

The Company’s mortgage operations continued to provide a strong source of revenue although mortgage loan production declined during the third quarter of 2009 compared to the record levels achieved during the second quarter of 2009. Gains from the sale of mortgage loans increased $480,000 to $1,832,000 for the third quarter of 2009 as compared to $1,352,000 for the third quarter of 2008. Mortgage loan production was $150.9 million during the third quarter of 2009 compared to $260.6 million for the second quarter of 2009 and $174.2 million for the third quarter of 2008.

Non-interest expense declined to $26,118,000 for the third quarter of 2009 as compared to $27,784,000 for the third quarter of 2008 and $27,132,000 for the second quarter of 2009.

“We continued our focus on reducing and controlling operating expenses during the third quarter of 2009. The reduction in operating expense was primarily due to cost containment on salaries and benefits as well as renegotiations of contracts related to items such as maintenance, supplies and leases,” commented McGraw.

Non-performing loans (loans 90 days past due or more and nonaccrual loans) were $48,656,000 at September 30, 2009 compared to $65,501,000 at June 30, 2009 and $29,655,000 at September 30, 2008. Non-performing loans as a percentage of total loans were 2.03% at September 30, 2009, as compared to 2.65% at June 30, 2009 and 1.17% at September 30, 2008. Loans 30-89 days past due as a percentage of total loans increased to 1.38% at September 30, 2009 compared to 0.89% at June 30, 2009 and 1.17% at September 30, 2008. Non-performing assets as a percentage of total assets increased to 2.64% at September 30, 2009 compared to 2.59% at June 30, 2009 and 1.38% at September 30, 2008, due to increases in other real estate owned.

Annualized net charge-offs as a percentage of average loans were 1.12% for the third quarter of 2009, up from 0.93% for the second quarter of 2009 and 0.25% for the third quarter of 2008. The allowance for loan losses as a percentage of loans was 1.51% at September 30, 2009, as compared to 1.46% at June 30, 2009 and 1.11% at September 30, 2008. The Company recorded a provision for loan losses of $7,350,000 for the third quarter of 2009 as compared to $6,700,000 for the second quarter of 2009 and $3,000,000 for the third quarter of 2008. The provision for loan losses was increased during the third quarter of 2009 in response to the increase in loans 30-89 days past due and the higher amount of net charge-offs.

“Based on our concerns with the economy and our volume of past due loans, we continued to increase our allowance for loan losses through an increased provision for loan losses this quarter. This increase is consistent with our historical practice of providing for losses in our loan portfolio as we identify potential weaknesses,” said McGraw.

The loan portfolio declined on a linked quarter basis as the Company continued to reduce its concentration in construction and land development loans. Total loans were approximately $2.40 billion at the end of the third quarter of 2009, a decrease from $2.53 billion at December 31, 2008 and $2.47 billion at June 30, 2009. Construction and land development loans decreased 9.34% to $459.5 million at September 30, 2009 as compared to $506.9 million at June 30, 2009.

The Company’s retail deposits, on a linked quarter basis, grew $58.7 million which partially offset the anticipated reduction of $97.9 million in public fund deposits and resulted in a net decrease in total deposits of $39.2 million as of September 30, 2009. Total deposits were $2.56 billion at September 30, 2009, an increase of 9.24% from $2.34 billion at December 31, 2008.

Total assets as of September 30, 2009 were approximately $3.64 billion, a 1.97% decrease since December 31, 2008. As of September 30, 2009, the Company’s Tier 1 leverage capital ratio was 8.56%, its Tier 1 risk-based capital ratio was 11.04%, and its total risk-based capital ratio was 12.29%.

“Our capital ratios have consistently improved over the past year, with the ratios remaining at levels which exceed “well capitalized” regulatory thresholds. In addition to the improvement in our regulatory capital ratios, during the third quarter of 2009, our tangible common equity ratio increased to 6.34% due to earnings retention after dividends paid and improvements in the fair value of available-for-sale securities in our investment portfolio,” said McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, October 21, 2009, through the Company’s website:

www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days.

If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 800-510-9834 in the United States and entering the participant passcode 46813780. International participants should dial 617-614-3669 and enter the participant passcode 46813780.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $3.64 billion and operates over 60 banking, mortgage and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2009			2008				Q3 2009 - Q3 2008 Percent Variance	For the Nine Months Ended September 30,
Statement of earnings	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2009	2008	Percent Variance

Interest income - taxable equivalent basis	$43,820	$43,836	$44,988	$47,989	$50,904	$51,386	$54,324	(13.92)	$132,644	$156,614	(15.31)

Interest income	$42,614	$42,709	$43,910	$47,110	$50,004	$50,465	$53,383	(14.78)	$129,233	$153,852	(16.00)
Interest expense	17,423	18,549	18,597	20,268	22,063	22,963	26,226	(21.03)	54,569	71,252	(23.41)

Net interest income	25,191	24,160	25,313	26,842	27,941	27,502	27,157	(9.84)	74,664	82,600	(9.61)

Provision for loan losses	7,350	6,700	5,040	14,979	3,000	2,200	2,625	145.00	19,090	7,825	143.96

Net interest income after provision	17,841	17,460	20,273	11,863	24,941	25,302	24,532	(28.47)	55,574	74,775	(25.68)

Service charges on deposit accounts	5,379	5,395	5,425	5,601	5,861	5,750	5,433	(8.22)	16,199	17,044	(4.96)
Fees and commissions on loans and deposits	3,961	4,424	4,682	3,674	4,198	4,481	3,765	(5.65)	13,067	12,444	5.01
Insurance commissions and fees	949	837	828	868	920	838	857	3.15	2,614	2,615	(0.04)
Trust revenue	501	488	491	551	597	670	626	(16.08)	1,480	1,893	(21.82)
Net gain on sale of securities	—	1,123	427	—	—	—	—	N/M	1,550	—	N/M
Gain on sale of mortgage loans	1,832	2,293	1,776	1,263	1,352	1,311	1,521	35.50	5,901	4,184	41.04
Other	1,331	864	1,133	794	716	740	1,655	85.89	3,328	3,111	6.98

Total non-interest income	13,953	15,424	14,762	12,751	13,644	13,790	13,857	2.26	44,139	41,291	6.90

Salaries and employee benefits	13,363	13,736	14,744	12,583	15,250	14,849	14,718	(12.37)	41,843	44,817	(6.64)
Occupancy and equipment	3,045	3,063	3,249	3,208	3,399	3,413	3,373	(10.41)	9,357	10,185	(8.13)
Data processing	1,439	1,430	1,329	1,310	1,289	1,303	1,307	11.64	4,198	3,899	7.67
Amortization of intangibles	489	494	501	683	610	578	584	(19.84)	1,484	1,772	(16.25)
Other	7,782	8,409	7,097	7,904	7,236	7,555	6,816	7.55	23,288	21,607	7.78

Total non-interest expense	26,118	27,132	26,920	25,688	27,784	27,698	26,798	(6.00)	80,170	82,280	(2.56)

Income before income taxes	5,676	5,752	8,115	(1,074)	10,801	11,394	11,591	(47.45)	19,543	33,786	(42.16)
Income taxes	1,451	1,496	2,109	(1,306)	3,243	3,409	3,314	(55.26)	5,056	9,966	(49.27)

Net income	$4,225	$4,256	$6,006	$232	$7,558	$7,985	$8,277	(44.10)	$14,487	$23,820	(39.18)

Basic earnings per share	$0.20	$0.20	$0.29	$0.01	$0.36	$0.38	$0.40	(44.44)	$0.69	$1.14	(39.47)
Diluted earnings per share	0.20	0.20	0.28	0.01	0.36	0.38	0.39	(44.44)	0.68	1.13	(39.82)

Average basic shares outstanding	21,075,879	21,073,228	21,067,539	21,039,068	20,980,557	20,946,287	20,878,478	0.45	21,072,246	20,926,567	0.70
Average diluted shares outstanding	21,213,839	21,193,560	21,188,397	21,178,966	21,175,465	21,205,208	21,133,235	0.18	21,204,924	21,146,878	0.27

Common shares outstanding	21,078,828	21,074,568	21,067,539	21,067,539	21,013,427	20,954,627	20,930,871	0.31	21,078,828	21,013,427	0.31
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.51	$0.51	—

Performance ratios
Return on average shareholders’ equity	4.12%	4.22%	6.04%	0.23%	7.40%	7.82%	8.21%		4.79%	7.84%
Return on average shareholders’ equity, excluding amortization expense	4.41%	4.52%	6.35%	0.64%	7.76%	8.17%	8.57%		5.10%	8.19%
Return on average assets	0.46%	0.46%	0.65%	0.02%	0.80%	0.86%	0.92%		0.52%	0.86%
Return on average assets, excluding amortization expense	0.49%	0.49%	0.68%	0.07%	0.84%	0.89%	0.96%		0.55%	0.90%

Net interest margin (FTE)	3.22%	3.04%	3.19%	3.36%	3.45%	3.43%	3.52%		3.15%	3.46%
Yield on earning assets (FTE)	5.33%	5.27%	5.46%	5.81%	6.08%	6.20%	6.81%		5.35%	6.36%
Average earning assets to average assets	88.73%	89.25%	88.85%	88.82%	88.93%	88.83%	88.44%		89.04%	88.74%
Average loans to average deposits	94.22%	94.40%	99.13%	105.30%	104.03%	101.20%	99.90%		95.88%	101.67%

Noninterest income (less securities gains/losses) to average assets	1.51%	1.53%	1.54%	1.37%	1.45%	1.48%	1.54%		1.53%	1.49%
Noninterest expense to average assets	2.82%	2.91%	2.90%	2.76%	2.95%	2.97%	2.97%		2.88%	2.96%
Net overhead ratio	1.31%	1.38%	1.36%	1.39%	1.50%	1.49%	1.43%		1.35%	1.48%
Efficiency ratio (FTE)	64.73%	66.65%	65.41%	63.47%	65.40%	65.61%	63.87%		65.60%	64.96%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2009			2008				Q3 2009 - Q3 2008 Percent Variance	For the Nine Months Ended September 30,
Average balances	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2009	2008	Percent Variance
Total assets	$3,675,592	$3,738,852	$3,763,245	$3,697,726	$3,744,069	$3,752,401	$3,629,623	(1.83)	$3,725,532	$3,708,888	0.45
Earning assets	3,261,527	3,337,103	3,343,699	3,284,282	3,329,651	3,333,176	3,210,112	(2.05)	3,317,233	3,291,122	0.79
Securities	703,976	701,894	696,068	713,108	735,977	704,694	555,174	(4.35)	697,076	665,540	4.74
Loans, net of unearned	2,465,298	2,542,021	2,587,436	2,551,660	2,571,069	2,611,843	2,631,101	(4.11)	2,531,138	2,604,548	(2.82)
Intangibles	192,078	192,568	193,067	193,671	194,382	195,949	197,036	(1.19)	192,567	195,783	(1.64)

Non-interest bearing deposits	$297,390	$293,546	$299,265	$289,079	$287,197	$298,692	$293,528	3.55	$296,711	$293,081	1.24
Interest bearing deposits	2,286,184	2,342,788	2,250,324	2,106,341	2,143,680	2,233,380	2,301,291	6.65	2,293,230	2,225,799	3.03
Total deposits	2,583,574	2,636,334	2,549,589	2,395,420	2,430,877	2,532,072	2,594,819	6.28	2,589,941	2,518,880	2.82
Other borrowings	647,919	662,387	815,548	856,057	871,744	774,052	587,957	(25.68)	708,004	745,048	(4.97)
Shareholders’ equity	406,779	404,456	403,229	407,286	406,571	410,780	405,355	0.05	404,043	406,072	(0.50)

Asset quality data
Nonaccrual loans	$37,995	$55,217	$47,591	$35,661	$20,578	$17,659	$16,090	84.64	$37,995	$20,578	84.64
Loans 90 past due or more	10,661	10,284	19,789	4,252	9,077	8,962	5,888	17.45	10,661	9,077	17.45

Non-performing loans	48,656	65,501	67,380	39,913	29,655	26,621	21,978	64.07	48,656	29,655	64.07
Other real estate owned and repossessions	47,457	30,546	25,318	25,111	21,901	13,111	12,802	116.69	47,457	21,901	116.69

Non-performing assets	$96,113	$96,047	$92,698	$65,024	$51,556	$39,732	$34,780	86.42	$96,113	$51,556	86.42

Net loan charge-offs (recoveries)	$6,962	$5,917	$4,764	$8,098	$1,623	$2,824	$1,726	328.96	$17,643	$6,173	185.81
Allowance for loan losses	36,352	35,964	35,181	34,905	28,024	26,647	27,271	29.72	36,352	28,024	29.72

Non-performing loans / total loans	2.03%	2.65%	2.69%	1.58%	1.17%	1.05%	0.85%		2.03%	1.17%
Non-performing assets / total assets	2.64%	2.59%	2.44%	1.75%	1.38%	1.05%	0.94%		2.64%	1.38%
Allowance for loan losses / total loans	1.51%	1.46%	1.40%	1.38%	1.11%	1.05%	1.06%		1.51%	1.11%
Allowance for loan losses /non-performing loans	74.71%	54.91%	52.21%	87.45%	94.50%	100.10%	124.08%		74.71%	94.50%
Annualized net loan charge-offs / average loans	1.12%	0.93%	0.75%	1.26%	0.25%	0.43%	0.26%		0.93%	0.32%

Balances at period end
Total assets	$3,642,657	$3,701,957	$3,795,217	$3,715,980	$3,725,209	$3,782,196	$3,699,276		$3,642,657	$3,725,209	(2.22)
Earning assets	3,188,554	3,236,615	3,368,962	3,286,764	3,284,813	3,339,511	3,267,329		3,188,554	3,284,813	(2.93)
Securities	738,204	684,723	709,950	695,106	708,406	741,154	636,338		738,204	708,406	4.21
Mortgage loans held for sale	24,091	49,565	55,194	41,805	35,976	43,487	33,062		24,091	35,976	(33.04)
Loans, net of unearned	2,402,423	2,468,844	2,506,780	2,530,886	2,525,424	2,541,012	2,580,911		2,402,423	2,525,424	(4.87)
Intangibles	191,839	192,328	192,822	193,323	194,022	194,688	196,264		191,839	194,022	(1.13)

Non-interest bearing deposits	$297,858	$292,129	$303,536	$284,227	$287,850	$305,877	$304,171		$297,858	$287,850	3.48
Interest bearing deposits	2,263,126	2,308,081	2,385,769	2,060,104	2,124,318	2,161,301	2,322,471		2,263,126	2,124,318	6.53
Total deposits	2,560,984	2,600,210	2,689,305	2,344,331	2,412,168	2,467,178	2,626,642		2,560,984	2,412,168	6.17
Other borrowings	635,076	665,755	672,130	933,976	870,326	878,813	623,906		635,076	870,326	(27.03)
Shareholders’ equity	410,473	400,680	400,095	400,371	406,267	403,795	409,827		410,473	406,267	1.04

Market value per common share	$14.85	$15.02	$12.56	$17.03	$21.71	$14.73	$22.50		$14.85	$21.71	(31.60)
Book value per common share	19.47	19.01	18.99	19.00	19.33	19.27	19.58		19.47	19.33	0.72
Tangible book value per common share	10.37	9.89	9.84	9.83	10.10	9.98	10.20		10.37	10.10	2.69
Shareholders’ equity to assets (actual)	11.27%	10.82%	10.54%	10.77%	10.91%	10.68%	11.08%		11.27%	10.91%
Tangible capital ratio	6.34%	5.94%	5.75%	5.88%	6.01%	5.83%	6.10%		6.34%	6.01%

Leverage ratio	8.56%	8.37%	8.28%	8.34%	8.30%	8.12%	8.23%		8.56%	8.30%
Tier 1 risk-based capital ratio	11.04%	10.92%	11.00%	10.85%	10.81%	10.49%	10.03%		11.04%	10.81%
Total risk-based capital ratio	12.29%	12.17%	12.25%	12.10%	11.84%	11.45%	11.00%		12.29%	11.84%

Detail of Loans by Category
Commercial, financial, agricultural	$280,930	$292,177	$301,899	$312,648	$299,233	$303,385	$310,497		$280,930	$299,233	(6.12)
Lease financing	936	1,283	1,434	1,746	1,943	2,130	2,304		936	1,943	(51.83)
Real estate - construction	153,367	180,202	210,747	241,818	241,661	335,430	385,957		153,367	241,661	(36.54)
Real estate - 1-4 family mortgages	848,267	878,263	872,796	886,380	877,045	857,165	846,626		848,267	877,045	(3.28)
Real estate - commercial mortgages	1,048,135	1,054,169	1,055,537	1,015,894	1,032,797	972,111	954,131		1,048,135	1,032,797	1.49
Installment loans to individuals	70,788	62,750	64,367	72,400	72,745	70,791	81,396		70,788	72,745	(2.69)

Loans, net of unearned	$2,402,423	$2,468,844	$2,506,780	$2,530,886	$2,525,424	$2,541,012	$2,580,911		$2,402,423	$2,525,424	(4.87)

*	Percent variance not meaningful